THE R.O.C. TAIWAN FUND



                                   EXHIBITS TO

                                   FORM N-SAR
                               SEMI-ANNUAL REPORT
                       FOR REGISTERED INVESTMENT COMPANIES

                              FOR THE PERIOD ENDING
                                DECEMBER 31, 1996







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                            ATTACHMENTS INDEX


The following attachments to Form N-SAR are being filed with the Securities and Exchange Commission on behalf of The R.O.C. Taiwan Fund (811-5617) (CIK-836267):



Sub-Item                      Description                   Page Number

77B               Accountant's Report On Internal                3
                  Control

77Q1              By-Laws of The R.O.C. Taiwan                   5
                  Fund, Amended Through
                  December 9, 1996

77Q2              Compliance During 1996 with                   19
                  Required Filings Pursuant to
                  Section 30(f) of the Investment
                  Company Act